Exhibit 10.1

First Amendment of
Employment Agreement Between
QCR Holdings, Inc. and Ronald Nagel

This First Amendment of Employment Agreement Between QCR Holdings, Inc. and Ronald Nagel (the “First Amendment”) is made and entered into as of September 10, 2018 (the “Effective Date”), by and between QCR Holdings, Inc. (the “Company”) and Ronald Nagel (the “Employee,” and together with the Company, the “Parties”).

Recitals

A.       The Parties have made and entered into that certain Employment Agreement Between QCR Holdings, Inc. and Ronald Nagel dated May 23, 2016 (the “Employment Agreement”).

B.       Pursuant to Section 19 of the Employment Agreement, the Employment Agreement may be amended by written agreement signed by the Parties.

C.       The Company desires to continue to employ the Employee, and the Employee desires to continue in employment with the Company, pursuant to the terms of the Employment Agreement as amended by this First Amendment.

Agreement

In consideration of the foregoing and the mutual promises and covenants of the Parties set forth in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby expressly agree as follows:

1.       The existing last sentence of Section 2 of the Employment Agreement shall be deleted and replaced with the following new sentence:

“That portion of the Employment Period extending from the Effective Date through December 31, 2018 shall be referred to as the ‘Initial Term’ and that portion of the Employment Period extending from January 1, 2019 through December 31, 2021 shall be referred to as the ‘Transition Period’.”

2.       The existing first sentence of Section 3(a) of the Employment Agreement shall be deleted and replaced with the following two new sentences:

“The Employee agrees that during the period from the Effective Date through August 31, 2018 (the ‘Transition Date’), the Employee will devote his full business time, energies and talents to serving as the President and Chief Executive Officer of the Bank, at the direction of the Chief Executive Officer (‘CRBT CEO’) of Cedar Rapids Bank & Trust. Following the Transition Date, the Employee shall no longer serve as the President and Chief Executive Officer of the Bank and the Employee shall have such title as may be reasonably agreed between the CRBT CEO and the Employee.”

3.       The existing Section 4(a) of the Employment Agreement shall be deleted and replaced with the following new Section 4(a):

“Annual Base Salary. During the Initial Term, the Employee shall be compensated at an annual rate (the ‘Annual Base Salary’) of (i) with respect to the period from the Effective Date through December 31, 2016, $320,000, and (ii) with respect to calendar years 2017 and 2018, $275,000, which shall be payable in accordance with the normal payroll practices of the Company.”

4.       The existing clause “with respect to the fiscal years ending December 31, 2017, 2018 and 2019” appearing in the third paragraph of Section 4(d) of the Employment Agreement shall be deleted and replaced with the following new clause:

“with respect to the fiscal years ending December 31, 2017 and 2018”

5.       The existing Section 4(f) of the Employment Agreement shall be deleted and replaced with the following new Section 4(f):

“During the Employment Period, (i) with respect to the period from the Effective Date through December 31, 2018, the Employee shall be eligible for participation under a deferred compensation agreement pursuant to which the Employee will be permitted to annually contribute and defer up to fifteen percent (15%) of his annual compensation and the Company shall make a matching contribution equal to the contribution made by the Employee up to a maximum contribution of fifteen thousand dollars ($15,000) and (ii) with respect to the calendar year beginning on January 1, 2019, the Employee shall be eligible for participation under a deferred compensation agreement pursuant to which the Employee will be permitted to annually contribute and defer up to fifty percent (50%) of his annual compensation and the Company shall make a matching contribution equal to the contribution made by the Employee up to a maximum contribution of fifteen thousand dollars ($15,000).”

6.        The existing Section 4(h) of the Employment Agreement shall be amended by adding the following two new sentences at the end thereof:

“On or about January 1, 2019, the Company shall transfer to the Employee the ownership of, and title to, the Chevrolet Tahoe purchased by the Company or an Affiliate thereof on or about December 19, 2016. The value of such Chevrolet Tahoe, as reasonably determined by the Company in its sole discretion, shall be included in the Employee’s taxable income as of the date of such transfer. In connection with such transfer, the Company shall pay to the Employee an amount equal to any income tax liability associated therewith.”

7.       Immediately following the existing Section 4(j) of the Employment Agreement, the following new Section 4(k) shall be added to the Employment Agreement as a part thereof:

“(k) Guaranteed Bonus. At the same time during 2019 as other 2018 incentive bonuses are generally paid to employees of the Company and its Affiliates, but in no event later than March 31, 2019, the Company shall pay to the Employee a one-time bonus in the amount of $180,000. Such one-time bonus shall be in addition to any bonus otherwise payable to the Employee pursuant to Section 4(d) of this Agreement with respect to the calendar year ending December 31, 2018.”

8.       In all other respects the Employment Agreement shall remain in full force and effect.

9.       The Employee acknowledges and agrees that nothing contained in this First Amendment shall be deemed to give rise to “Good Reason” for purposes of the Employment Agreement.

[Signature page follows]

In witness whereof, as of the Effective Date, the Company has caused this First Amendment to be executed by its duly authorized representative and the Employee has signed this First Amendment.

QCR Holdings, Inc.		Employee

By:	/s/ Douglas M. Hultquist	/s/ Ronald Nagel
	Douglas M. Hultquist	Ronald Nagel
Chief Executive Officer